UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 25, 2008 (June 11, 2008)

AMERICAN CAMPUS COMMUNITIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	001-32265	76-0753089
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
805 Las Cimas Parkway, Suite 400, Austin, TX 78746
(Address of principal executive offices) (Zip Code)
512-732-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

We previously disclosed our acquisition of GMH Communities Trust on Form 8-K filed on June 13, 2008.  This Form 8-K was filed without the requisite financial information.  Accordingly, we are filing this Form 8-K/A to include such financial information.

Item 9.01     Financial Statements and Exhibits

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2008

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2008

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2007

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2007

On June 11, 2008, American Campus Communities, Inc. (the “Company” or ACC”) completed the transactions (the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of February 11, 2008 (the “Merger Agreement”), among GMH Communities Trust, a Maryland real estate investment trust (“GMH”), GMH Communities, Inc., a Delaware corporation and a wholly owned subsidiary of GMH, GMH Communities, LP, a Delaware limited partnership (the “GMH Operating Partnership”), the Company, American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “ACC Operating Partnership”), American Campus Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the ACC Operating Partnership, and American Campus Acquisition Limited Partnership LP, a Delaware limited partnership and a wholly-owned subsidiary of the ACC Operating Partnership.

At the time of closing, the GMH student housing portfolio consisted of 42 wholly-owned properties containing 24,953 beds located in various markets throughout the country. The total purchase price of GMH was approximately $1.1 billion which was paid as follows: (i) the issuance of approximately $154.9 million of common stock of ACC and common units of the ACC Operating Partnership valued at $28.43 per share or unit; (ii) cash consideration of approximately $239.6 million which represented the payment of $3.36 per share for each GMH common share and each unit in the GMH Operating Partnership issued and outstanding as of the date of the Merger Agreement (February 11, 2008); (iii) the assumption of $598.8 million of fixed-rate mortgage debt, which includes a net debt discount of $9.4 million; and (iv) an estimated $52.7 million of merger costs incurred as it relates to severance payments, legal, banking, accounting and finance costs.

Under the terms of the Merger Agreement, each GMH common share and each unit in the GMH Operating Partnership issued and outstanding immediately prior to the effective time of the Transaction received cash consideration of $3.36 per share or unit and 0.07642 of a share of the Company’s common stock, or at the election of the GMH Operating Partnership unitholder, 0.07642 of a unit in the ACC Operating Partnership.

Immediately prior to the closing of the Transaction, ACC formed a joint venture (the “New Fidelity Joint Venture”) with a wholly-owned subsidiary of Fidelity Real Estate Growth Fund III, LP (“Fidelity”) and 15 GMH student housing properties were contributed to the New Fidelity Joint Venture with an estimated value of $325.9 million.  In the merger, ACC acquired GMH’s equity interest in an existing joint venture with Fidelity that owns six properties.  ACC serves as property manager for all of the joint venture properties and owns a 10% equity interest in these joint ventures.

The historical consolidated financial statements of ACC and GMH are contained in the companies' respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission.  The unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both companies, including the respective notes thereto.

The accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 2008 and the year ended December 31, 2007 have been prepared to reflect the effect of the Transaction, The New Fidelity Joint Venture and the previous sale by GMH of approximately $96 million of assets related to its military housing division, as if such transactions had occurred on January 1, 2007.

The unaudited pro forma consolidated statements of operations also give effect to properties acquired by ACC during 2007 and 2008, ACC's October 2007 and April 2008 equity offerings, the reclassification of nine properties owned by GMH from continuing operations to discontinued operations and the formation of the New Fidelity Joint Venture, as if these transactions had occurred on January 1, 2007.

In the opinion of management, the pro forma consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transactions. The pro forma adjustments as presented, are based on estimates and certain information that is currently available to ACC's management.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

The aggregate consideration paid for the merger was as follows:

Fair value of the ACC common stock issued	$154,739
Fair value of common units of the ACC Operating Partnership issued	199
Cash consideration paid for GMH common shares and partnership units	239,616
Merger costs	52,681
Total consideration	447,235
Fair value of mortgage loans assumed	598,804
Total purchase price	$1,046,039

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(UNAUDITED)
(in thousands, except per share amounts)

	ACC Historical	GMH Historical (A)	GMH Pre-Merger Period (B)	ACC Acquisitions (C)	ACC Merger Adjustments (D)	ACC Pro Forma Adjustments		ACC Pro Forma
Revenues:
Wholly-owned properties	$68,975	$46,597	$38,054	$325	$(32,037)	$-		$121,914
Expense reimbursements:
Related party	-	687	-	-	-	-		687
Third party	-	1,592	1,347	-	-	-		2,939
On-campus participating properties	10,692	-	-	-	-	-		10,692
Third party development services	2,307	-	-	-	-	-		2,307
Third party development services - on-campus participating properties	72	-	-	-	-	-		72
Third party management services	2,144	609	440	-	-	-		3,193
Related party management fees	-	209	137	-	-	920	(E)	1,266
Resident services	799	-	-	-	-	-		799
Total revenues	84,989	49,694	39,978	325	(32,037)	920		143,869

Operating expenses:
Wholly-owned properties	30,623	22,538	18,038	72	(16,723)	-		54,548
On-campus participating properties	4,794	-	-	-	-	-		4,794
Third party development and management services	4,436	1,502	2,528	-	-	-		8,466
Reimbursed expenses	-	2,279	1,347	-	-	-		3,626
General and administrative	5,371	5,839	3,723	-	-	-		14,933
Depreciation and amortization	19,143	5,051	3,185	175	(1,924)	(330)	(F)	25,300
Ground/facility leases	727	-	-	-	-	-		727
Total operating expenses	65,094	37,209	28,821	247	(18,647)	(330)		112,394

Operating income	19,895	12,485	11,157	78	(13,390)	1,250		31,475

Nonoperating income and (expenses):
Interest income	804	56	1,446	-	(1,370)	-		936
Interest expense	(15,712)	(13,039)	(5,908)	(198)	8,770	(2,464)	(G)	(28,551)
Amortization of deferred financing costs	(759)	(343)	(1,078)	(1)	137	714	(H)	(1,330)
(Loss) income from unconsolidated joint ventures	(255)	(84)	(92)	-	865	-		434
Total nonoperating income (expenses)	(15,922)	(13,410)	(5,632)	(199)	8,402	(1,750)		(28,511)

Income (loss) from continuing operations before taxes and minority interests	3,973	(925)	5,525	(121)	(4,988)	(500)		2,964
Income tax (provision) benefit	(133)	20	-	-	-	-		(113)
Minority interests	(473)	313	-	-	-	(160)	(I)	(320)
Income (loss) from continuing operations	$3,367	$(592)	$5,525	$(121)	$(4,988)	$(660)		$2,531

Basic earnings per share:
Income from continuing operations per share	$0.11							$0.06
Diluted earnings per share: (J)
Income from continuing operations per share	$0.11							$0.06
Weighted-average common shares outstanding:
Basic	31,512,271						(K)	42,069,050
Diluted	33,272,354						(L)	43,835,367

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(in thousands, except share information)

(A)       Represents the historical results of operations of GMH for the three months ended March 31, 2008.  As a result of the sale of the military housing division to Balfour Beatty on April 30, 2008, the military housing division was presented in discontinued operations.

(B)       The pre-merger period represents the historical results of operations of GMH from April 1, 2008 through June 10, 2008.

(C)       ACC acquired Pirate's Place and Sunnyside Commons in February 2008.  The amounts in this column represent adjustments to reflect these properties' results of operations as if they were acquired as of January 1, 2007.

(D)       Represents the reclassification of historical results of operations from continuing operations to discontinued operations for the nine disposition properties which are assumed to be classified as held for sale as of January 1, 2007, the 15 wholly-owned properties that are assumed to be contributed to the New Fidelity Joint Venture as of January 1, 2007, and operations associated with GMH's corporate office building, which was sold before the closing of the Transaction.

(E)       Represents a 4% management fee ACC expects to earn on the 15 properties contributed to the New Fidelity Joint Venture.

(F)       Represents the following adjustments to depreciation and amortization:

Elimination of GMH historical in-place lease amortization	$(1,570)
Depreciation expense based on purchase price allocated to building and furniture, fixtures and equipment, assuming 40 year and seven year useful lives, respectively	1,240
$(330)

(G)       The following two adjustments represent an increase to interest expense as a result of (i) a new debt commitment entered into by ACC to partially finance the Transaction at current interest rates and (ii) a fair value adjustment recorded to account for the difference between the fixed rates and market rates on the mortgage debt assumed.

Borrowing under $100 million committed term loan facility	$100,000
Average interest rate (LIBOR plus spread)	3.96%
Interest expense	$3,960
Pro-rated amount for the period from Jan. 1, 2008 - June 10, 2008 (162 days)	$1,782

Fair value adjustment recorded upon assumption of mortgage debt (net discount)	$9,401
Average term to maturity of mortgage debt at the time of assumption	6.2	years
Interest expense	$1,516
Pro-rated amount for the period from Jan. 1, 2008 - June 10, 2008 (162 days)	$682

Total interest expense adjustment related to new debt commitment and fair value adjustment	$2,464

If market rates of interest on the variable debt changed by 1/8 of 1%, then the increase or decrease on the variable debt would be approximately $56 for the six months ended June 30, 2008.

(H)       Represents the following adjustments to amortization of deferred finance costs:

Elimination of GMH's historical amortization of deferred finance costs	$(1,284)
Additional deferred finance costs of $4,126 incurred in connection with the assumption of GMH mortgage loans; amortized over an average term to maturity of 6.5 years and pro-rated for the period from Jan. 1, 2008 – June 10, 2008 (162 days)	286
New financing costs of $1,276 incurred by ACC in connection with the $100 million secured term loan; amortized over a three year term to maturity and pro-rated for the period from Jan. 1, 2008 – June 10, 2008 (162 days)	191
New financing costs of $259 incurred by ACC in connection with an increase to the unsecured revolving credit facility from $115 million to $160 million; amortized over a 1.3 year term to maturity and pro-rated for the period from Jan. 1, 2008 – June 10, 2008 (162 days)	93
$(714)

(I)       Represents the elimination of GMH's minority interest of $313 and an adjustment to ACC's minority interest of $153 due to a decrease in income from continuing operations before minority interests, offset by a lower weighted average minority interest resulting from additional common stock issued in connection with the Transaction and the assumption that the April 2008 equity offering occurred on January 1, 2007.

(J)       Diluted earnings per share reflects the assumed conversion of common units and preferred units of limited partnership interest in the ACC Operating Partnership.  Accordingly, the calculation includes the add back of preferred unit distributions as well as the pro rata share of the ACC Operating Partnership's income from continuing operations allocated to common units.

(K)       Includes the number of shares assumed to be issued on January 1, 2007 in connection with the Transaction of 5,442,801, as well as the addition of 9,200,000 shares assumed to be issued on January 1, 2007 in connection with the April 2008 equity offering, offset by the removal of the weighted average shares impact of these two items (4,086,022).

(L)       In addition to the items included in footnote (K), 7,004 common units of limited partnership interest in the ACC Operating Partnership assumed to be issued on January 1, 2007 in connection with the Transaction has been added, offset by the removal of the weighted average shares impact (770).

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(UNAUDITED)
(in thousands, except per share amounts)

	ACC Historical	GMH Historical	ACC Acquisitions (M)	Sale of GMH Military Housing (N)	ACC Merger Adjustments (O)	ACC Pro Forma Adjustments		ACC Pro Forma
Revenues:
Wholly-owned properties	$116,286	$188,889	$4,242	$-	$(68,710)	$-		$240,707
Expense reimbursements:
Related party	-	86,860	-	(85,122)	-	-		1,738
Third party	-	8,942	-	-	-	-		8,942
On-campus participating properties	20,966	-	-	-	-	-		20,966
Third party development services	5,346	-	-	-	-	-		5,346
Third party development services - on-campus participating properties	144	-	-	-	-	-		144
Third party management services	2,821	2,877	-	-	-	-		5,698
Related party management fees	-	11,429	-	(10,751)	-	1,747	(P)	2,425
Other related party income	-	32,790	-	(30,333)	-	-		2,457
Resident services	1,572	-	-	-	-	-		1,572
Total revenues	147,135	331,787	4,242	(126,206)	(68,710)	1,747		289,995

Operating expenses:
Wholly-owned properties	55,155	94,434	1,924	-	(40,935)	-		110,578
On-campus participating properties	9,379	-	-	-	-	-		9,379
Military housing	-	9,447	-	(9,447)	-	-		-
Third party development and management services	5,708	6,600	-	-	-	-		12,308
Reimbursed expenses	-	93,681	-	(85,122)	-	-		8,559
General and administrative	17,660	19,351	-	-	(1,104)	(1,844)	(Q)	34,063
Depreciation and amortization	30,444	44,679	2,841	(611)	(16,581)	17,962	(R)	78,734
Ground/facility leases	1,622	-	-	-	-	-		1,622
Total operating expenses	119,968	268,192	4,765	(95,180)	(58,620)	16,118		255,243

Operating income	27,167	63,595	(523)	(31,026)	(10,090)	(14,371)		34,752

Nonoperating income and (expenses):
Interest income	1,477	735	-	(52)	(77)	-		2,083
Interest expense	(27,871)	(58,730)	(1,078)	5,258	19,521	(5,476)	(S)	(68,376)
Amortization of deferred financing costs	(1,340)	(3,086)	(25)	-	438	1,381	(T)	(2,632)
Gain on sale to joint venture and development land	-	24,341	-	-	-	(24,341)	(U)	-
(Loss) income from unconsolidated joint ventures	(108)	4,524	-	(4,864)	128	-		(320)
Total nonoperating income (expenses)	(27,842)	(32,216)	(1,103)	342	20,010	(28,436)		(69,245)

(Loss) income from continuing operations before taxes and minority interests	(675)	31,379	(1,626)	(30,684)	9,920	(42,807)		(34,493)
Income tax provision	(756)	(7,616)	-	7,318	-	-		(1,054)
Minority interests	(255)	(10,252)	-	-	-	11,242	(V)	735
(Loss) income from continuing operations	$(1,686)	$13,511	$(1,626)	$(23,366)	$9,920	$(31,565)		$(34,812)

Basic earnings per share:
Loss from continuing operations per share	$(0.07)							$(0.84)
Diluted earnings per share: (W)
Loss from continuing operations per share	$(0.07)							$(0.83)
Weighted-average common shares outstanding:
Basic	24,186,213						(X)	41,533,124
Diluted	26,099,140						(Y)	43,453,055

AMERICAN CAMPUS COMMUNITIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(in thousands, except share information)

(M)       ACC acquired the Village on Sixth and the Edwards Portfolio in January and February 2007, respectively, and Pirate’s Place and Sunnyside Commons in February 2008.  The amounts in this column represent adjustments to reflect these properties' results of operations as if they were acquired as of January 1, 2007.

(N)       Represents the sale of GMH's military housing division and includes the elimination of $5,258 of interest expense incurred in 2007 on GMH's line of credit.  ACC did not assume GMH's line of credit in the Transaction and has eliminated the debt and related interest expense.

(O)       Represents the reclassification of historical results of operations from continuing operations to discontinued operations for the nine disposition properties which are assumed to be classified as held for sale as of January 1, 2007, the 15 wholly-owned properties that are assumed to be contributed to the New Fidelity Joint Venture as of January 1, 2007, and operations associated with GMH's corporate office building, which was sold before the closing of the Transaction.

(P)       Represents a 4% management fee ACC expects to earn on the 15 properties contributed to the New Fidelity Joint Venture.

(Q)       Represents the removal of $1,844 of securities litigation and audit committee expense incurred by GMH in 2007 as ACC considers these charges nonrecurring.

(R)       Represents the following adjustments to depreciation and amortization:

Elimination of GMH historic in-place lease amortization	$(1,415)
Add in-place lease amortization assuming the GMH real estate assets had been acquired on January 1, 2007 and were fully amortized as of December 31, 2007	16,621
Depreciation expense based on purchase price allocated to building and furniture, fixtures and equipment, assuming 40 year and seven year useful lives, respectively	2,756
$17,962

(S)       The following two adjustments represent an increase to interest expense as a result of (i) a new debt commitment entered into by ACC to partially finance the Transaction at current interest rates and (ii) a fair value adjustment recorded to account for the difference between the fixed rates and market rates on the mortgage debt assumed.

Borrowing under $100 million committed term loan facility	$100,000
Average interest rate (LIBOR plus spread)	3.96%
Interest expense	$3,960

Fair value adjustment recorded upon assumption of mortgage debt (net discount)	$9,401
Average term to maturity of mortgage debt at the time of assumption	6.2	years
Interest expense	$1,516

Total interest expense adjustment related to new debt commitment and fair value adjustment	$5,476

If market rates of interest on the variable debt changed by 1/8 of 1%, then the increase or decrease on the variable debt would be approximately $125 for the year ended December 31, 2007.

(T)      Represents the following adjustments to amortization of deferred finance costs:

Elimination of GMH's historical amortization of deferred finance costs	$(2,648)
Additional deferred finance costs of $4,126 incurred in connection with the assumption of GMH mortgage loans; amortized over an average term to maturity of 6.5 years	635
New financing costs of $1,276 incurred by ACC in connection with the $100 million secured term loan; amortized over a 3 year term to maturity	425
New financing costs of $259 incurred by ACC in connection with an increase to the unsecured revolving credit facility from $115 million to $160 million; amortized over a 1.25 year term to maturity	207
$(1,381)

(U)       Represents the following items: (i) removal of a gain on sale of $21,709 recognized by GMH in connection with the transfer of its 100% interest in six student housing properties to a joint venture in 2007, (ii) removal of a gain of $1,132 recognized by GMH in 2007 related to the sale of two properties to another joint venture, and (iii) the elimination of a $1,500 gain recognized by GMH on the sale of land to ACC in December 2007.  ACC has eliminated these gains based on the assumption these transactions had occurred prior to the Transaction and are nonrecurring.

(V)       Represents the elimination of GMH's minority interest of $10,252 and an adjustment to ACC's minority interest of $990 due to a significant increase in loss from continuing operations before minority interests, offset by a lower weighted average minority interest resulting from additional common stock issued in connection with the Transaction and the assumption that the October 2007 and April 2008 equity offerings occurred on January 1, 2007.

(W)       Diluted earnings per share reflect the assumed conversion of common units and preferred units of limited partnership interest in the ACC Operating Partnership.  Accordingly, the calculation includes the add back of preferred unit distributions as well as the pro rata share of the ACC Operating Partnership's loss from continuing operations allocated to common units.

(X)       Includes the number of shares assumed to be issued on January 1, 2007 in connection with the Transaction of 5,442,801, as well as the addition of 3,500,000 and 9,200,000 shares assumed to be issued on January 1, 2007 in connection with the October 2007 and April 2008 equity offerings, respectively, offset by the removal of the weighted average shares impact of the October 2007 equity offering (795,890).

(Y)       In addition to the items included in footnote (X), 7,004 common units of limited partnership interest in the ACC Operating Partnership are assumed to be issued on January 1, 2007 in connection with the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date:	August 25, 2008	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer and Treasurer